Exhibit 4.7
FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 24, 2010 (this “Amendment”), is among TECUMSEH PRODUCTS COMPANY (the “Borrower”), the other Loan Parties party hereto, the lenders party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”).
RECITAL
The Borrower, the other Loan Parties, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of March 20, 2008 (as amended from time to time, the “Credit Agreement”). The Borrower and the Loan Guarantors desire to amend the Credit Agreement as set forth herein and the Lenders are willing to do so in accordance with the terms hereof.
TERMS
In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:
ARTICLE 1.
CREDIT AGREEMENT AMENDMENTS
The Credit Agreement is amended as follows:
1.1 Section 6.12 of the Credit Agreement is restated as follows:
SECTION 6.12. Fixed Charge Coverage Ratio. At any time (i) Availability is less than $10,000,000 and Borrower requests a Loan, (ii) Liquidity is less than $35,000,000 at any time on or before March 31, 2010, or (iii) Liquidity is less than $50,000,000 at any time after March 31, 2010, the Borrower will not permit the Fixed Charge Coverage Ratio, determined for the then most recently ended period of four consecutive fiscal quarters, to be less than 1.1 to 1.0.
ARTICLE 2.
REPRESENTATIONS
The Loan Parties represent and warrant to the Lenders and Administrative Agent that:
2.1 The execution, delivery and performance of this Amendment are within its powers and have been duly authorized by it. This Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
2.2 After giving effect to the amendments herein contained, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and no Default or Event of Default exists or has occurred and is continuing on the date hereof.

ARTICLE 3.
CONDITIONS PRECEDENT.
This Amendment shall be effective when each of the following conditions is satisfied:
3.1 This Amendment shall be executed by each of the Loan Parties, the Lenders and the Administrative Agent.
ARTICLE 4.
MISCELLANEOUS.
4.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.
4.2 Except as expressly amended hereby, each of the Loan Parties agree that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. This Amendment is a Loan Document terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
4.3 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and signatures sent by telecopy or electronic mail message shall be enforceable as originals.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TECUMSEH PRODUCTS COMPANY

By

Name: /s/ J. Lynn Dennison
Title: Secretary

TECUMSEH PRODUCTS OF CANADA, LIMITED

By

Name: /s/ Harvey E. Lear
Title: President and General Manager

TECUMSEH COMPRESSOR COMPANY

By

Name: /s/ J. Lynn Dennison
Title: Secretary

VON WEISE USA, INC.

By

Name: /s/ J. Lynn Dennison
Title: Secretary

DATA DIVESTCO, INC.

By

Name: /s/ J. Lynn Dennison
Title: Secretary

EVERGY, INC.

By

Name: /s/ J. Lynn Dennison
Title: Secretary

TECUMSEH TRADING COMPANY

By

Name: /s/ J. Lynn Dennison
Title: Secretary

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Issuing Bank and Swingline Lender

By

Name: /s/ Matthew A. Brewer
Title: Assistant Vice President

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